Exhibit 10(r)

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT, dated as of September 21, 2010 (this “Amendment”) to the Credit Agreement, dated as of June 24, 2009 (as amended, restated, supplemented or modified, from time to time, the “Credit Agreement”), by and among COMTECH TELECOMMUNICATIONS CORP., a Delaware corporation (the “Company”), the Lenders party thereto and CITIBANK, N.A., a national banking association, as Administrative Agent for the Lenders.

WHEREAS, the Company has requested that the Lenders amend certain provisions of the Credit Agreement to, among other things, extend the Revolving Credit Commitment Termination Date, and the Lenders have agreed to amend such provisions of the Credit Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.           Amendments.

              (a)           The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

“Fixed Charge Coverage Ratio” shall mean the ratio of (A) Consolidated EBITDA minus Consolidated Unfunded Capital Expenditures to (B)(i) all payments of principal on Consolidated Funded Debt except for any Indebtedness that is paid in connection with a Permitted Acquisition provided that such Indebtedness is paid prior to or simultaneously with such Permitted Acquisition plus (ii) cash interest paid on a Consolidated basis plus (iii) cash taxes paid on a Consolidated basis plus (iv) that portion of Excess Dividends paid and cash consideration paid by the Company to repurchase Equity Securities which portion is in excess of the Basket Amount during the term of this Agreement.  All of the foregoing categories shall be calculated (without duplication) over the four fiscal quarters ended on or most recently ended prior to the date of determination thereof except as expressly set forth above with respect to the determination of the amount in clause (iv) above.

“Revolving Credit Commitment Termination Date” shall mean January 31, 2014.

                         (b)           The following definitions are hereby added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:

“Annual Dividend Basket Amount” shall mean $30,000,000 in cash dividends, annually, as determined on a rolling four (4) quarter basis.

“Basket Amount” shall mean $100,000,000 in any combination of repurchase of Equity Securities and payment of Excess Dividends.

“Cash or Cash Equivalents” shall mean: (1) lawful money of the United States of America; (2) marketable securities issued or fully or unconditionally guaranteed or insured by the United States or any agency or instrumentality thereof with maturities of not more than one (1) year from the date of acquisition thereof; (3) time deposits and certificates of deposit of any commercial bank (including, without limitation, any Lender) having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having a combined capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one (1) year from the date of acquisition thereof; (4) commercial paper issued by any Person incorporated or formed in the United States, including a Person with a foreign parent, rated at least A-1 or the equivalent thereof by Standard & Poor’s Corporation, or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., or at least a rating that is equivalent to such ratings by Fitch, Inc. or other nationally recognized rating agency, and in each case maturing not more than one (1) year after the date of acquisition thereof; and (5) investments in domestic money market or domestic mutual funds substantially all of whose assets are comprised of securities of the types described in clauses (1) through (4) above, provided that, for purposes of determining the acceptability of commercial paper for this clause (5) only, commercial paper issued by a Person not incorporated or formed in the United States shall be deemed acceptable so long as such commercial paper otherwise complies with the other requirements set forth in clause (4).

“Effective Date” shall mean September 21, 2010.

“Excess Dividends” shall mean cash dividends paid in excess of the Annual Dividend Basket Amount.

(c)           Section 7.12(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Minimum EBITDA.  Permit, as of the last day of any fiscal quarter, Consolidated EBITDA, determined on a rolling four fiscal quarters basis, to be less than (i) $40,000,000, for the fiscal quarter ended July 31, 2009 through and including the fiscal quarter ended July 31, 2010 or (ii) $60,000,000, commencing with the fiscal quarter ending October 31, 2010 and for each fiscal quarter thereafter.”

(d)           Section 7.12 of the Credit Agreement is further amended to add a new subsection “(d)” immediately following subsection (c) thereof:

“(d)  Unrestricted Cash.  On the Effective Date and at all times thereafter, the Company shall maintain: (i) unrestricted domestic Cash or Cash Equivalents and/or Cash Collateral minus (ii) the aggregate outstanding principal amount of all Revolving Credit Loans minus (iii) the aggregate amount of all drawn Letters of Credit until such date that the Company or the applicable Letter of Credit Party shall have paid to the Issuing Lender the amount of such drawing or the Company shall have financed and replaced the amount of such drawn Letter of Credit with a Revolving Credit Loan in accordance with Section 2.03(b) of the Credit Agreement, of not less than $100,000,000.”

(e)           The second, third and fourth sentences of Section 7.13 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

“Notwithstanding the foregoing and subject to the next sentence, and so long as no Default or Event of Default has occurred and is then continuing or would occur as a result thereof, the Company shall be permitted to (i) pay cash dividends in the aggregate amount not to exceed the Annual Dividend Basket Amount and (ii) pay Excess Dividends and repurchase Equity Securities issued by the Company for cash provided that, in the case of payments described in clause (ii), the aggregate amount of Excess Dividends plus cash amounts expended to repurchase Equity Securities shall not exceed (a) in any fiscal year, fifty percent (50%) of the prior fiscal year's Consolidated Net Income commencing with the fiscal year ending July 31, 2009, plus (b) an aggregate amount equal to $100,000,000 (the “Applicable Amount”) during the term of this Agreement.  For purposes of calculating compliance with the previous sentence, all Excess Dividends paid shall be applied first against the Applicable Amount referred to in clause (b) of such sentence, and amounts which the Company could distribute in any fiscal year pursuant to clause (a) of such sentence, but does not distribute may not be carried forward into subsequent fiscal years. Prior to declaring any such dividend or making any repurchase of Equity Securities, the Company shall deliver to the Administrative Agent a Certificate of the Chief Financial Officer of the Company demonstrating that, on a pro forma basis, the Company will be in compliance with the financial condition covenants of Section 7.12 hereof after giving effect to such dividend or repurchase and showing the calculation and categorization of such dividends and repurchases to the applicable basket amounts indicated above.”

2.	Conditions to Effectiveness.

           This Amendment shall become effective upon receipt by the Administrative Agent of (a) this Amendment duly executed by the Company and the Guarantors and (b) such other documents, instruments or agreements that the Administrative Agent shall reasonably require with respect thereto.

3.	Miscellaneous.

           Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

           Except as expressly amended and waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

           The amendments set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising, which may occur or may have occurred.

           The Company hereby (i) represents and warrants that (a) after giving effect to this Amendment, the representations and warranties made by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the other Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date, unless any such representation or warranty is as of a specific date, in which case, as of such date and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (ii) confirms that the liens, heretofore granted, pledged and/or assigned to the Administrative Agent for the Lenders shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment.

           The Company hereby further represents and warrants that the execution, delivery and performance by the Company of this Amendment and the Credit Agreement (as amended by this Amendment), (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company, (ii) any order of any court or other Governmental Authority binding on the Company or (iii) any agreement or instrument binding on the Company.  Each of this Amendment and the Credit Agreement (as amended hereby), constitutes a legal, valid and binding obligation of the Company.

           This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment. This Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

           This Amendment shall constitute a Loan Document.

           This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[next page is signature page]

IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

CITIBANK, N.A., as Administrative Agent and as a Lender

By:________________________
Name:
Title:     Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:________________________
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:________________________
Name:
Title:

MANUFACTURERS AND TRADERS TRUST
COMPANY, as a Lender

By:________________________
Name:
Title:

NEW YORK COMMERCIAL BANK, as a Lender

By:________________________
Name:
Title:

COMTECH TELECOMMUNICATIONS
CORP.

By:_____________________________
Name:
Title:

Each of the undersigned, not as a party to the Credit Agreement but as a Guarantor under the Guaranty, dated June 24, 2009, hereby (a) accepts and agrees to the terms of the foregoing, (b) acknowledges and confirms that all terms and provisions contained in the Loan Documents to which it is a party are, and shall remain, in full force and effect in accordance with their respective terms, (c) reaffirms and ratifies all the representations and covenants contained in each Loan Document in all material respects to which it is a party; and (d) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under any of the Loan Documents to which it is a party.

COMTECH ANTENNA SYSTEMS, INC.
COMTECH SYSTEMS, INC.
COMTECH EFDATA CORP.
COMTECH PST CORP.
COMTECH MOBILE DATACOM CORPORATION
COMTECH XICOM TECHNOLOGY, INC.
COMTECH TIERNAN VIDEO, INC.
COMTECH TOLT TECHNOLOGIES, INC.
COMTECH SYSTEMS INTERNATIONAL, INC.
COMTECH COMMUNICATIONS CORP.
ARMER COMMUNICATIONS ENGINEERING SERVICES, INC.
TIERNAN RADYNE COMSTREAM, INC.
COMTECH AEROASTRO, INC.

By:___________________________
Name:  Michael Porcelain
Title:    Authorized Signatory of each corporation